EXHIBIT 2.1.2

                               ARTICLES OF MERGER

These Articles of Merger entered into this 23rd day of September, 2002 by and between Patagonia Gold (BVI) Limited (the "Surviving Company") and Patagonia Gold Corporation (the "Merging Company"), WITNESSETH as follows:

1. The parties hereto do hereby adopt the Plan of Merger a copy of which is annexed hereto to the intent that the merger shall be effective on November 29, 2002 (the "effective date").

2. The Articles of Incorporation of the Merging Company were filed with the Registrar of Companies in the State of Florida, USA on the 31st day of March, 1993.

3. The Memorandum and Articles of the Surviving Company were registered with the Registrar of Companies in the British Virgin Islands on the 23rd day of August, 2002.

4. The Merger was approved for both the Surviving Company and the Merging Company by Resolutions of directors respectively dated the 18th and 18th days of September, 2002.

5. The Surviving Company has complied with all the provisions of the laws of the British Virgin Islands and the Merging Company has complied with all the provisions of the laws of the State of Florida, USA, to enable them to merge upon the effective date.

6. The Merger was approved for the Surviving Company by resolution of directors and dated the 18th day of September, 2002, and the Merging Company by resolutions of directors and resolutions of members or shareholders dated the 18th day of September, 2002 and 28th day of June 2002.

IN WITNESS WHEREOF the parties hereto have caused these Articles of Merger to be executed on this 21st day of October, 2002


SIGNED and DELIVERED for and          )
on behalf of the                      )
PATAGONIA GOLD (BVI) LIMITED          )     /s/ A Cameron Richardson
                                      )     ------------------------
by  A. Cameron Richardson             )     A. Cameron Richardson
a duly authorised director before me  )     Director

John David Phillips
-------------------
Name

Jane Harvey Associates
Barristers and Solicitors
1800 Sheppard Ave, East, Suite U-219B
Willowdale, Ontario M2J 5A4
---------------------------
Address

/s/ John D Phillips
-------------------
Notary Public


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SIGNED and  DELIVERED for and        )
on behalf of                         )
PATAGONIA GOLD CORPORATION           )
by Terry Longair                     )         /s/ Terry Longair
                                     )         -----------------
a duly authorized director before me )         Terry Longair
                                     )         Director

Louis P Salley
--------------
Name

Barrister & Solicitor
Suite 1750 - 1185 W. Georgia Street
Vancouver, B.C., Canada V6E 4E6
-------------------------------
Address

/s/ Louis P Salley
------------------
Notary Public


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